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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 2003



                          McDERMOTT INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)




     REPUBLIC OF PANAMA               1-8430                     72-0593134
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(State or other jurisdiction        (Commission)                (IRS Employer
    of incorporation)                 File No.)              Identification No.)



1450 Poydras Street, New Orleans, Louisiana                       70112-6050
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 (Address of principal executive offices)                          (Zip Code)


Registrant's Telephone Number, including Area Code:  (504) 587-5400
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Item 5. Other Events

         Standard & Poor's Rating Group announced on Wednesday August 13, 2003 that McDermott International, Inc. will no longer be included in the S&P 500 stock index after the close of trading on August 19, 2003. Standard & Poor's stated that its reason for removal of McDermott from the index is due to our low market capitalization. We expect that this announcement will result in selling by S&P 500 index funds that presently hold our common stock. As of August 14, 2003, we believe that approximately 9% of our outstanding shares of common stock were held by S&P 500 index funds.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            McDERMOTT INTERNATIONAL INC.



                                        By: /s/Thomas A. Henzler
                                            ------------------------------------
                                            Thomas A. Henzler
                                            Vice President Finance
                                            and Corporate Controller






August 14, 2003



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